EXHIBIT 10.1

March 27, 2009

New Ulm Telecom, Inc.
400 Second Street North
P.O. Box 697
New Ulm, Minnesota 56073-0697

James T. Sanft
Lindquist & Vennum, P.L.L.P
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402

Re:	Waiver & Amendment

Ladies and Gentlemen:

          Reference is made to the Master Loan Agreement (as amended, modified, supplemented, extended or restated from time to time, the “MLA”), dated as of January 4, 2008, by and between New Ulm Telecom, Inc. (the “Borrower”) and CoBank, ACB, (“CoBank”), as supplemented by that certain First Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between the Borrower and CoBank (as amended, modified, supplemented, extended or restated from time to time, the “First Supplement”) and by that certain Second Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between the Borrower and CoBank (as amended, modified, supplemented, extended or restated from time to time, the “Second Supplement”; the MLA, as supplemented by the First Supplement and the Second Supplement, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

Waiver

          Pursuant to Subsection 8(I)(3) of the MLA, the Borrower is required to maintain at all times, measured and reported on a consolidated basis as of the last day of each fiscal quarter, an Equity to Total Assets Ratio greater than 40%. For the fiscal quarter ended December 31, 2008, the Borrower had an Equity to Total Assets Ratio of 39.59% (the “Equity Ratio Default”).

          The Loan Parties have requested that CoBank waive the Equity Ratio Default. In reliance on the representations and warranties of the Loan Parties in this letter agreement and in connection with the request for such waiver, and subject to the effectiveness of this letter agreement as described below, CoBank hereby waives the Equity Ratio Default.

Amendment

          By this letter agreement, the table contained in Subsection 8(I)(1) of the MLA is deleted in its entirety and replaced with the following:

Period	Total Leverage Ratio
March 31, 2008 through December 31, 2010	4.25:1.00

January 1, 2011 through December 31, 2011	4.00:1.00

January 1, 2012 through December 31, 2012	3.75:1.00

January 1, 2013 and thereafter	3.50:1.00

General

          Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. The waiver and amendment provided herein are to be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by each of the Loan Parties, and such waiver and amendment are conditioned upon the correctness of all representations and warranties made by the Loan Parties in this letter agreement and as provided to CoBank in connection with the request for such waiver and amendment. The waiver and amendment contained herein shall not constitute a course of dealing between any of the Loan Parties and CoBank and, except as expressly set forth herein, shall not constitute a waiver, extension or forbearance of any Potential Default or Event of Default, now or hereafter arising, or an amendment of any provision of the Loan Agreement or the other Loan Documents. The Loan Parties agree to pay to CoBank, on demand, in immediately available funds, all out-of-pocket costs and expenses incurred by CoBank, including, without limitation, the reasonable fees and expenses of counsel retained by CoBank, in connection with the negotiation, preparation, execution and delivery of this letter agreement and all other instruments and documents contemplated hereby. This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreement and may be executed in multiple counterparts.

Reaffirmation

          By its execution hereof, each of the Guarantors hereby consents and agrees to the terms and provisions of this letter agreement and consents and agrees that the Continuing Guaranty executed by such Guarantor remains in full force and effect and continues to be the legal, valid and binding obligation of it, enforceable against it, in accordance with the terms thereof.

          Please evidence your acknowledgment of receipt of the foregoing and your agreement by executing this letter agreement in the place indicated below and returning it to CoBank.

Sincerely,

COBANK, ACB

By:	/s/ Roger Opp
	Name:	Roger Opp
	Title:	Vice President

Acknowledged and agreed to:

NEW ULM TELECOM, INC.,
as the Borrower

By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen
Chief Financial Officer

HUTCHINSON TELEPHONE COMPANY,
as successor by merger to Hutchinson Acquisition
Corp., as a Guarantor

By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen
Chief Financial Officer

NEW ULM LONG DISTANCE, INC.;
NEW ULM CELLULAR #9, INC.;
NEW ULM PHONERY, INC.;
PEOPLES TELEPHONE COMPANY;
WESTERN TELEPHONE COMPANY;
HUTCHINSON TELECOMMUNICATIONS, INC. and
HUTCHINSON CELLULAR, INC.,
each as a Guarantor

By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen
Chief Financial Officer